Exhibit 3.8

                   AMENDED AND RESTATED BY-LAWS

                                OF

                  NATURAL GAS TECHNOLOGIES, INC.

                          August 1, 1996



                       AMENDED AND RESTATED

                             BY-LAWS

                                OF

                  NATURAL GAS TECHNOLOGIES, INC.

                          August 1, 1996


                        TABLE OF CONTENTS

Article                              Caption

  I                                  Offices

           Section 1.1               Principal Office

  II                                 Shareholders

           Section 2.1               Place of Meeting; Notice
           Section 2.2               Annual Meeting
           Section 2.3               Special Meetings
           Section 2.4               Quorum
           Section 2.5               Votes Required
           Section 2.6               Method of Voting
           Section 2.7               Proxies
           Section 2.8               Presiding Officers at Meetings
           Section 2.9               Failure to Hold Annual Meeting

  III                                Directors

           Section 3.1               Number and Term of Office
           Section 3.2               Regular Meetings
           Section 3.3               Special Meetings
           Section 3.4               Place of Meeting;
                                         Waiver of Notice
           Section 3.5               Quorum
           Section 3.6               Manner of Acting
           Section 3.7               Action Without a Meeting
           Section 3.8               Removal
           Section 3.9               Vacancies
           Section 3.10              Compensation, Etc.
           Section 3.11              Committees



                        Table of Contents
                           (continued)


Article                              Caption

  IV                                 Officers

           Section 4.1               Election
           Section 4.2               Removal
           Section 4.3               Vacancies
           Section 4.4               President
           Section 4.5               Vice President
           Section 4.6               Treasurer
           Section 4.7               Secretary
           Section 4.8               Sureties and Bonds
           Section 4.9               Asst. Secretary and Asst.
                                         Treasurer

  V                                  Execution of Documents

           Section 5.1               Commercial Paper
           Section 5.2               Other Instruments

  VI                                 Fiscal Year

  VII                                Certificates for Shares

           Section 7.1               Execution
           Section 7.2               Fixing Record Date
           Section 7.3               Lost or Destroyed Certificates
           Section 7.4               Transfer of Shares

  VIII                               Shares of Stock

           Section 8.1               Certificate of Stock
           Section 8.2               Shares of Other Corporations

  IX                                 Dividends

  X                                  Amendment



                        Table of Contents
                           (continued)


Article                              Caption

  XI                                 Indemnification

           Section 11.1              General
           Section 11.2              Expenses Advanced
           Section 11.3              Insurance
           Section 11.4              Other Protection and
                                         Indemnification

  XII                                Conflicts of Interest

           Section 12.1              General Rule Concerning
                                         Conflicts of Interest
           Section 12.2              Disclosure of Conflict of
                                         Interest and Voting With
                                         Respect to Such Matters



                       AMENDED AND RESTATED

                             BY-LAWS

                                OF

                  NATURAL GAS TECHNOLOGIES, INC.

                         * * * * * * * *

                          August 1, 1996


                       ARTICLE I - OFFICES

     1.1. Principal Office. The principal office of the Corporation shall be located at 241 Pine St., Suite 9-B, Abilene, Texas 79601 or other location as may be designated by the Board of Directors. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.


                    ARTICLE II - SHAREHOLDERS

     Section 2.1. Place of Meeting; Notice. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or outside of Texas, as well as specified in the notice of meeting. Written or printed notice stating the place, day and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. The notice shall designate with reasonable specificity the business to be conducted at the meeting.


     Section 2.2. Annual Meeting. An annual meeting of shareholders shall be held at 10:00 A.M. on the 20th day of August, beginning in 1994 or if the same shall be a Saturday, Sunday or holiday, on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.


     Section 2.3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors or at the request of shareholders owning not less than 20% of all the shares entitled to vote at the meetings, by notice given to the shareholders as provided in Section 1.1 above. A request for a special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.


     Section 2.4. Quorum.

     (a) Except as may otherwise be required by the Texas Business Corporation Act (the "ACT"), the holders of one-third (1/3) of the issued and outstanding shares, represented in person or by proxy, shall constitute a quorum at such meeting.

     (b) The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.


     Section 2.5. Votes Required.

     (a) On all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting of shareholders shall be sufficient to authorize the action by the Corporation.

     (b)  Directors shall be elected by plurality vote.


     Section 2.6. Method of Voting. The shareholders shall vote by written vote on all matters including the election of directors. The person presiding at the meeting shall designate one person, who may not be a nominee for director if the vote be to elect directors, as inspector to tally the ballots and report the results of the voting.


     Section 2.7. Proxies. Each shareholder entitled to vote may do so by proxy; provided, however, that the instrument authorizing such proxy shall have been executed in writing by the shareholder himself, or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the corporation.


     Section 2.8. Presiding Officers at Meetings. The President and the Secretary of the Corporation stall act as President and Secretary of each shareholders' meeting.


     Section 2.9. Failure To Hold Annual Meeting. Failure to hold any annual meeting shall not work a dissolution of the Corporation. If the annual meeting is not held within any 13-month period, any court of competent jurisdiction in the county in which the principal office of the Corporation is located may, on the application of any shareholder, summarily order a meeting be held.


                     ARTICLE III - DIRECTORS

     Section 3.1. Number and Term of Office. The number of Directors of the Corporation shall be two. Directors shall be elected at each annual meeting of shareholders. Each Director shall hold office until the next annual meeting of shareholders and thereafter until its successor shall have been elected and qualified. Directors need not be residents of Texas or shareholders of the Corporation.


     Section 3.2. Regular Meetings. A regular meeting of the Board for the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual shareholders meeting. The Board may provide, by resolution, the place, day and hour for additional regular meetings which may be held without notice.


     Section 3.3. Special Meetings. Special meeting of the Board of Directors may be called by the President or any two directors. Written notice of any special meeting shall be given to each director at least two days prior thereto.


     Section 3.4. Place of Meeting; Waiver of Notice. Meetings of the Board shall be held at such place as shall be designated in the notice of meeting. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.


     Section 3.5. Quorum.

     (a) A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     (b) The directors present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. Less than a quorum may adjourn.


     Section 3.6. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.


     Section 3.7. Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all of the directors consent thereto in writing. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.


     Section 3.8. Removal. Any director may be removed with just cause, said just cause to be deemed an action made in the best interests of the corporation and its shareholders, at any time by the affirmative vote of shareholders holding an aggregate record of at least a majority of the outstanding shares, and voted at a Special Meeting of the shareholders called for that purpose. The same action may be taken by the Board of Directors, without a majority vote of shareholders and without a special meeting of same.


     Section 3.9. Vacancies. Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or the inability to act by any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.


     Section 3.10. Compensation, Etc. No stated compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a 'reasonable fixed sum plus expenses, shall be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.


     Section 3.11. Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may appoint from among its members an Executive Committee and one or more other committees. Each committee shall consist of not less than two (2) members of the Board of Directors. To the extend provided in such resolution, each such committee shall have and may exercise all the authority of the Board, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board of Directors, by a resolution adopted by a majority of the entire board, may fill any vacancy in any committee; abolish any committee at any time; and remove any director from membership on any committee at any time, with or without cause.


                      ARTICLE IV - OFFICERS

     Section 4.1. Election. At its regular meeting following the annual meeting of shareholders, the Board of Directors shall elect or appoint a President, a Vice President, a Treasurer, a Secretary, a Chairman of the Board, additional vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as it shall deem necessary or desirable. one person may hold two or more offices, except that the offices of the President and Secretary may not be held by the same person. None of the officers need be Directors except the President. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.


     Section 4.2. Removal. Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.


     Section 4.3. Vacancies. Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors for the unexpired portion of the term.


     Section 4.4. President.

     (a) The President shall be chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President.

     (b) The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, specifically, by the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation.


     Section 4.5. Vice President. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall perform such duties and have such authority as may be delegated to them from time to time by the President or by the Board of Directors. In the absence of the President or in the event of his death, inability, or refusal to act, the senior Vice President, unless otherwise determined by the Board of Directors, shall perform the duties and be vested with the authority of the President.


     Section 4.6. Treasurer.

     (a) The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation for the Corporation.

     (b) The Treasurer shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

     (c) The Treasurer shall disburse the funds of-the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

     (d) The Treasurer shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to him by the President or by the Board of Directors.

     (e) If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.


     Section 4.7. Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these by-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office. The Secretary shall keep in safe custody the seal of the Corporation,, and when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.


     Section 4.8. Sureties and Bonds. In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


     Section 4.9. Asst. Secretary and Asst. Treasurer. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may required to give bond as in Section 4.8 above.


                ARTICLE V - EXECUTION OF DOCUMENTS

     Section 5.1. Commercial Paper. All checks, notes, drafts and other commercial paper of the corporation for amounts over $5,000 shall be signed by the President of the Corporation and at least one other officer or other person or persons as the Board of Directors may from time to time designate.


     Section 5.2. Other Instruments. All deeds, mortgages and other instruments shall be executed by the President of the corporation or any Vice President, and by the Secretary, or such other person or persons as the Board of Directors may from time to time designate.


                     ARTICLE VI - FISCAL YEAR

     The fiscal year of the Corporation shall be May 1 to April 30, unless the Board of Directors shall direct otherwise.


              ARTICLE VII - CERTIFICATES FOR SHARES

     Section 7.1. Execution. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President and by the Secretary, unless the Board of Directors shall direct otherwise. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares and the par value of such shares or a statement that such shares are without par value.


     Section 7.2. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or to any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment or any right, or in order to make determination of shareholders for any other purposes, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.


     Section 7.3. Lost or Destroyed Certificates. The corporation may issue a new certificate in the place of any certificate issued and alleged to have been lost or destroyed. The shareholder must provide a written statement, claiming the loss or destruction of his or her certificates, and the shareholders signature must be guaranteed by a commercial bank. On production of such evidence of loss or destruction, the Board of Directors will require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum and with such surety to indemnify the corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring a bond when, in the judgement of the Board of Directors, it is proper to do so.


     Section 7.4. Transfer of Shares.

     (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by certified mail. Upon surrender of the certificate representing shares for cancellation, an assignment or power of attorney, properly executed, with a signature guarantee by a commercial bank, must be attached thereto. A letter of instruction must accompany the certificate, instructing the corporation as to the exact transfer requirements. Said letter must also be liable for payment of transfer taxes as the corporation or its agents may require.

     (b) The Corporation shall be entitled to treat the holder of record of any shares and the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to such shares on the part of any other person. Exception to this shall be as otherwise expressly provided by State or Federal Law.


                  ARTICLE VIII - SHARES OF STOCK

     Section 8.1. Certificate of Stock.

     (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the President, and (ii) the Secretary, and shall bear the corporate seal.

     (b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

     (c) There will be no fractional shares. All shares that may result in fractions will be purchased by the Corporation with a payment in cash of the fair value of the fractions of a share as of the time when those entitled to receive such fractions are determined, unless the holder thereof elects to forward the addition funds necessary,, based upon the fair value as stated above, to create a whole share.

     (d) The Board of Directors may authorize the President, or other such officers to issue shares of the Corporation, for services rendered. Said services must be evidenced by a statement of invoice presented to the corporation for payment.


     Section 8.2. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and executions of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation only by the President, or another officer as authorized by the Board of Directors, in the event the President is unable to perform such duties. However, such authorization of said officer shall be deemed to be only temporary, until such time as the President may resume his duties.


                      ARTICLE IX - DIVIDENDS

     (a) The Board of Directors may from time to time declare, and the corporation may pay, dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the certificate of Incorporation and by Statute. Said dividends may be in the form of cash, property or in the Corporation's own shares.

     (b) Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                      ARTICLE X - AMENDMENT

     These by-laws may be amended or repealed and new bylaws may be adopted by a majority of the votes cast at any regular or special meeting of the shareholders, if the notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the Board of Directors at any regular or special meeting called for that purpose.


                   ARTICLE XI - INDEMNIFICATION

     Section 11.1. General. The Corporation shall indemnify any Director or officer or former Director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such Director or officer, except in relation to matters as to which he shall be adjudge in such action, suit proceeding to be liable for negligence or misconduct in performance of duty. The Corporation shall also reimburse any such Director or officer or former Director or officer or any such person serving or formerly serving in the capacities set forth in the first sentence above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if it shall be found by a majority of the directors not involved in the matter in controversy, whether or not a quorum, that it was in the best interest of the Corporation that such settlement be made, and that such Director or officer or former Director or officer or such person was not guilty of negligence or misconduct in performance of duty.


     Section 11.2. Expenses Advanced. The corporation may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the corporation.


     Section 11.3. Insurance. Any Director, Officer, employee, agent or other "corporate agent" may be insured by insurance purchased and maintained by the corporation against any expenses incurred in any proceeding and any liabilities asserted against him, in his capacity as corporate agent, whether or not the corporation would have the power to indemnify him against such liability.


     Section 11.4. Other Protection and Indemnification. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such Director or officer or former Director or officer or such person may be entitled under any agreement, insurance policy or vote of shareholders, or otherwise.


               ARTICLE XII - CONFLICTS OF INTEREST

     Section 12.1. General Rule Concerning Conflicts of Interest. No contract or other transaction between the Corporation and any other corporation shall be impaired, affected or invalidated; nor shall any director be liable in any way by reason of the fact that said director is interested in, or is a director of such other corporation, provided that such facts are disclosed or made known to the Board of Directors prior to any contracts, agreements or transactions between the Corporation and any other corporation in which an officer or Director has an interest.


     Section 12.2. Disclosure of Conflict of Interest and Voting with Respect to Such Matters. Any director may be a party to or have an interest in any contract or transaction of the Corporation, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.